Exhibit 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT each of the undersigned directors and officers of J. C. PENNEY COMPANY, INC., a Delaware corporation (the “Company”), which will file with the Securities and Exchange Commission, Washington, D. C. (the “Commission”), under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (or any appropriate form then in effect), for the registration of shares of Common Stock of 50¢ par value and Preferred Stock Purchase Rights of the Company for issuance pursuant to the J. C. Penney Company, Inc. 2020 Equity Inducement Plan, hereby constitutes and appoints Bill Wafford, Steve Whaley and Brandy Treadway, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to each of them to act without the others, for him or her in his or her name, place and stead, in any and all capacities, to sign said Registration Statement, which is about to be filed, and any and all subsequent amendments thereto (including, without limitation, any and all post-effective amendments thereto) (the “Registration Statement”) and to file said Registration Statement so signed, with all exhibits thereto, and any and all documents in connection therewith, and to appear before the Commission in connection with any matter relating to said Registration Statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 6th day of March, 2020.

/s/ Ronald W. Tysoe	/s/ Jill Soltau
Ronald W. Tysoe Chairman of the Board; Director	Jill Soltau Chief Executive Officer; Director (principal executive officer)
/s/ Bill Wafford	/s/ Steve Whaley
Bill Wafford Executive Vice President, Chief Financial Officer (principal financial officer)	Steve Whaley Senior Vice President, Principal Accounting Officer and Controller (principal accounting officer)
/s/ Paul J. Brown	/s/ Amanda Ginsberg
Paul J. Brown Director	Amanda Ginsberg Director
/s/ W. Paul Jones	/s/ Wonya Y. Lucas
W. Paul Jones Director	Wonya Y. Lucas Director
/s/ B. Craig Owens	/s/ Lisa A. Payne
B. Craig Owens Director	Lisa A. Payne Director
/s/ Debora A. Plunkett	/s/ Leonard H. Roberts
Debora A. Plunkett Director	Leonard H. Roberts Director
/s/ Javier G. Teruel
Javier G. Teruel Director